UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

GANNETT CO., INC.
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC.

MNG INVESTMENT HOLDINGS LLC

STRATEGIC INVESTMENT OPPORTUNITIES LLC

ALDEN GLOBAL CAPITAL LLC

HEATH FREEMAN

TIMOTHY A. BARTON

R. JOSEPH FUCHS

GUY GILMORE

DANA NEEDLEMAN

STEVEN B. ROSSI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MNG Enterprises, Inc., together with the other participants named herein (collectively, “MNG”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation.

On February 21, 2019, MNG issued the following statement in response to media inquiries regarding a letter received from Senator Schumer:

“MNG has a long track record of operating newspapers profitably and sustainably to serve their communities. We look forward to providing Senator Schumer with additional information.”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MNG Enterprises, Inc., together with the other participants named herein (collectively, “MNG”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation (the “Company”).

MNG STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The “Participants” in the proxy solicitation are anticipated to be MNG Enterprises, Inc. (“MNG Enterprises”), MNG Investment Holdings LLC (“MNG Holdings”), Strategic Investment Opportunities LLC (“Opportunities”), Alden Global Capital LLC (“Alden”), Heath Freeman, Timothy A. Barton, R. Joseph Fuchs, Guy Gilmore, Dana Needleman and Steven B. Rossi.

As of the date hereof, Opportunities beneficially owns 8,506,799 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. MNG Enterprises, as the sole member of MNG Holdings, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. MNG Holdings, as the managing member of Opportunities, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. Alden, as the investment manager of funds that collectively hold a majority voting interest in MNG Enterprises, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. Mr. Freeman, as the President of Alden, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. As of the date hereof, Messrs. Barton, Fuchs, Gilmore and Rossi and Ms. Needleman do not beneficially own any Common Stock.